                                                                    EXHIBIT 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)


                                                              Year Ended         Year Ended        Year Ended
                                                            June 30, 1999      June 30, 1998      June 30, 1997
                                                           ---------------    ---------------    ---------------
BASIC:

Weighted average number of common shares outstanding                 7,630              7,407              7,223
                                                           ===============    ===============    ===============

Net income allocable to common shareholders                $         5,571    $        24,879    $         6,799
                                                           ===============    ===============    ===============

Net income per common share -- basic                       $          0.73    $          3.36    $          0.94
                                                           ===============    ===============    ===============

DILUTED:

Weighted average number of common shares outstanding                 7,630              7,407              7,223
Weighted average common stock equivalents -
  Dilutive options                                                     824                975                480
  Dilutive warrants                                                     21                 16                  1
                                                           ---------------    ---------------    ---------------

Weighted average number of common shares outstanding                 8,475              8,398              7,704
                                                           ===============    ===============    ===============

Net income allocable to common shareholders                $         5,571    $        24,879    $         6,799
                                                           ===============    ===============    ===============

Net income per common share -- diluted                     $          0.66    $          2.96    $          0.88
                                                           ===============    ===============    ===============